Exhibit 99.1

Marchex Adds Conversion Tracking, Updated Reporting Tools to Enhance

Interactive and the Marchex Network

SEATTLE, WA – February 22, 2007 –Marchex, Inc. (NASDAQ: MCHX, MCHXP) today announced that it is adding conversion tracking, as well as updated reporting tools to two of its pay-per-click (PPC) advertising networks, Enhance Interactive and the Marchex Network, enabling advertisers to more effectively track their return on investment (ROI), access key campaign performance data and make modifications to optimize their campaigns.

Marchex’s new conversion tracking feature allows advertisers to easily designate and track five different types of conversions, including i) sales; ii) leads; iii) sign-ups; iv) views of key pages and v) clicks on specific links on designated pages. It also enables advertisers to better track performance by keywords and make modifications to their campaigns to improve their conversion rate and ROI.

The updated reporting tools and improvements to the user interface in the account management system (AMS) are designed to help advertisers more quickly and easily access key campaign performance data and make modifications to their campaigns. Advertisers can download reports based on account, campaign and keyword performance into Excel or ..csv formats, while new time filters make it easier for advertisers to compare performance data over different time periods. Improved ‘saved report’ functionality makes it easier for advertisers to find the exact saved report they want, based on selected accounts, campaigns or time periods.

In addition, Marchex updated the keyword editing functionality and navigation within the AMS user interface, while expanding the results display, making it easier for advertisers with large keyword lists and several campaigns to manage multiple changes to specific keywords or advertisements.

“The combination of conversion tracking, new reporting tools and improvements to the account management system user interface will better enable our advertisers, particularly large advertisers, to optimize their performance of their campaigns and better assess their ROI on our networks,” said Scott Greenberg, Marchex SVP of Advertising Services. “These are important steps in our initiative to deliver high quality traffic to our advertisers and to arm them with more of the tools and information they need to maximize and measure their campaigns.”

Conversion tracking is free to Enhance Interactive and Marchex Network advertisers and enables them to view conversion data by campaign, advertisement and keyword, all available through the AMS. This includes detailed instructions on how to easily install conversion tracking.

Existing Enhance Interactive or Marchex Network advertisers can access conversion tracking through the AMS by contacting their account manager or by working with customer support. For more information on these new features, or to advertise on the networks, visit Enhance Interactive at www.enhance.com or the Marchex Network at www.marchexnetwork.com.

About Marchex, Inc.

Marchex (www.marchex.com) is a technology driven search and media company focused on vertical and local online traffic. Specifically, the company is focused on search marketing, local search, and direct navigation. Marchex’s platform of integrated performance-based advertising and search marketing services enables merchants to efficiently market and sell their products and services across multiple online distribution channels, including search engines, product shopping engines, directories and selected Web sites.

Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, certain statements and expectations regarding the asset acquisition, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward- looking statements and you should not place undue reliance on our forward- looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. We disclaim any intention or obligation to update any forward-looking statements.

For further information, contact:

Press:

Mark S. Peterson

VP of Public Relations

Marchex, Inc.

206-331-3344

mark@marchex.com

Investor Relations:

Trevor Caldwell

VP of Investor Relations & Strategic Initiatives

206-331-3316

tcaldwell@marchex.com

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